UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2009

Landec Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27446	94-3025618
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3603 Haven Ave. Suite E, Menlo Park, California		94025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-306-1650

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2009, Landec Corporation (the "Company") entered into an amendment (the "Amendment") to the Executive Employment Agreement effective as of January 1, 2009 (the "Agreement") between the Company and Gary Steele (the "Executive"). The Amendment amends the Agreement to reduce the Executive's salary for the period commencing January 1, 2010, through December 31, 2010, to $375,000 from $450,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment which is attached as Exhibits 10.1 to this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2009, the Board of Directors of the Company approved the grant of 12,019 restricted stock units to the Executive. The restricted stock units will vest on the one year anniversary of the grant date.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit
10.1

Description
First Amendment dated December 10, 2009 to the Executive Employment Agreement effective as of January 1, 2009 between the Company and the Executive

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landec Corporation

December 15, 2009	By:	/s/Gregory S. Skinner

Name: Gregory S. Skinner
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment dated December 10, 2009 to the Executive Employment Agreement effective as of January 1, 2009 between the Company and the Executive